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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):   MARCH 31, 2005
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                         RTI INTERNATIONAL METALS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                      OHIO
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                 (State or Other Jurisdiction of Incorporation)

            001-14437                                    52-2115953
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    (Commission File Number)                  (IRS Employer Identification No.)

               1000 WARREN AVENUE
                   NILES, OHIO                                  44446
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   (Address of Principal Executive Offices)                  (Zip Code)

                                 (330) 544-7700
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01. OTHER EVENTS.

         RTI International Metals, Inc. ("RTI") issued a press release (the "Press Release") on March 31, 2005 announcing that it would be further delayed in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The Press Release is set forth in its entirety as Exhibit 99.1 hereto and is incorporated herein by reference.

         On March 16, 2005, the Company filed Form 12b-25 in order to continue its compliance work under Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404") and prepare its consolidated financial statements for the year ended December 31, 2004. That work has not been completed. The Company continues to dedicate considerable resources to this effort. The Company is working to complete the consolidated financial statements for the year ended December 31, 2004 and may be in a position to file its financial statements and certain other parts of its Form 10-K before it is in a position to file its report on its assessment on internal control over financial information required by Item 308 of Regulation S-K.

         SOX 404 and related rules of the SEC require management of public companies to periodically assess the effectiveness of internal control over financial reporting and to annually report their conclusions, including the disclosure of all material weaknesses in internal control over financial reporting. In addition, SOX 404 requires the Company to provide a report of its independent registered public accounting firm on management's annual assessment of the effectiveness of the Company's internal control over financial reporting.

         As an "accelerated filer," the Company is required to comply with SOX 404 for the year ended December 31, 2004 and thus management's report on its internal control assessment as of the end of the year, as well as the attestation report of the Company's registered public accounting firm on management's assessment, must be included in the Form 10-K for the year ended December 31, 2004.

         Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. The Company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles ("GAAP"). Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of control must be considered relative to their costs. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedure may deteriorate.

         The Company is in the process of conducting an evaluation of its internal control over financial reporting as of December 31, 2004. In making its assessment of internal control over financial reporting, management is using the criteria described in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

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         A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As stated above, the Company has not yet completed the process of evaluating identified deficiencies against the Company's internal control framework.

         However, the Company's management met with its Audit Committee on March 29, 2005 and they have concluded that the Company did not maintain effective controls over the period-end closing process, spreadsheets, a third-party service organization and our fixed asset accounting process. Accordingly, management and the Audit Committee determined that these control deficiencies each represent material weaknesses in the Company's internal control over financial reporting as of December 31, 2004. Further discussion of these material weaknesses follows.

                           Period-end Closing Process

         The Company was subject to unusual resource restraints that caused the Company to be unable to timely and accurately complete its work needed to close its books and prepare GAAP financial statements. This resulted in a number of adjustments to the financial statements that occurred during the closing process. The Company was unable to file its Form 10-K on the due date of March 16, 2004 and filed a Form 12b-25 on March 17, 2005 disclosing, among other things, the fact that its closing process was not then complete. The Company is still unable to complete the closing process and thus has filed this Form 8-K. The closing process suffered due to the resource restraints, lack of effective control and the potential existed for error.

         The resource restraints included, without limitation:

         o The Company's management has spent a significant amount of time and resources toward compliance with SOX 404;

         o        The work stoppage at the Company's Niles, Ohio facility;

         o        Higher than normal turnover of accounting personnel;

         o The acquisition of Claro Precision, Inc. in the fourth quarter of 2004; and

         o The additional efforts required to sustain the normal operations of the Company.

         With the exception of the normal operations of the Company, the Company's management believes that the resource restraints that led to the control failure are not continuing and that there is not a significant risk that they will be repeated in future periods.

                                  Spreadsheets

The Company utilizes over 500 Excel(TM) Spreadsheets in its consolidation accounting and other applications. Management must establish effective internal control over these spreadsheets.

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Management ascertained that all spreadsheets used for consolidation purposes were so protected as of December 31, 2004. However, other spreadsheets, used in year-end closing and other spreadsheets supporting financial reporting, were not effectively protected at December 31, 2004. During the closing process an error was discovered in one such spreadsheet. This error was corrected in the closing process and management has no reason to believe that any additional errors existed.

                      Third Party Health Care Administrator

         Anthem Blue Cross Blue Shield is a third party service provider that the Company contracts annually to process all health care claims for Company employees and retirees. The Company has traditionally received from Anthem an independent audit report, referred to as a SAS-70 Type 2 report, regarding the effectiveness of certain controls at Anthem. While Anthem represented to the Company's management as late as the Fall of 2004 that Anthem would provide a SAS-70 report, on January 12, 2005, the Company received notice that Anthem's SAS-70 report for the 2004 policy year would not be available. The notice stated: "Since Anthem has committed significant resources to assure its Section 404 compliance, we would like to delay our SAS-70 review of our Facets system until the end of 2005 policy year." As a result, the Company could not make a conclusion as to Anthem's control environment, and as such, a deficiency existed at December 31, 2004 in the absence of the SAS-70 report. As a further result, the Company had to conduct an operational review and claims audit to assure that the costs recognized and recorded on the Company's books during 2004 were accurate within a statistically acceptable range. The operational review and claims audit is complete and indicated that there was no material impact to the Company's financial statements but was one of the reasons that the Company is late in completing its financial statements and thus delayed the filing of it Form 10-K.

                               Fixed Asset System

         During the fourth quarter of 2004, the Company decided to convert to a new fixed asset accounting system. As a result, all SOX 404 required documentation and testing plans were designed to accommodate the change. During the process of the period-end close, however, it was determined that the new system was not working properly causing management to rely on the legacy fixed asset accounting system to prepare the financial statements. Management performed testing procedures to assure the accuracy of the accounting for the fixed assets in the financial statements, but the legacy system was not compliant for purposes of SOX 404. The Company expects that by the end of the second quarter of 2005 the new fixed asset system will be in place, working properly, and tested soon thereafter.

                                       ***

         Finally, as described above, the Company is still in the process of conducting an evaluation of its internal control over financial reporting as of December 31, 2004. In connection with its ongoing process, the Company has identified certain other control deficiencies some of which may also be determined to be material weaknesses including: (i) the Company has several individuals that had full access to its Enterprise Resource Planning ("ERP") system; and (ii) there were a number of other deficiencies which individually or when aggregated could possibly be material weaknesses. Additionally, once

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we have completed our evaluation of all deficiencies (those identified to date and those which may be identified as we complete our evaluation) we may determine that the deficiencies, either alone or in combination with others, constitute one or more material weaknesses. The existence of one or more material weaknesses as of December 31, 2004 would preclude a conclusion that the Company's internal control over financial reporting was effective as of December 31,2004. As a result of the material weaknesses set forth above, the Company's management expects that when its report on the effectiveness of internal control over financial reporting is published, management will conclude that the Company's internal control over financial reporting was ineffective as of December 31, 2004. Thus, the Company expects that its independent registered public accounting firm will issue an adverse opinion on the effectiveness of the Company's internal control as of December 31, 2004. Should the Company issue its Annual Report on Form 10-K before it is in a position to issue its report on internal control for financial reporting, then the Company's independent registered public accounting firm will be required to disclaim from issuing an opinion on the effectiveness of the Company's internal control as of December 31, 2004.





ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibit is being filed pursuant to Item 601 of Regulation S-K:

Exhibit No.                Description
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   99.1                    RTI press release issued March 31, 2005


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               RTI International Metals, Inc.

Date:  April 1, 2005                           By:  /s/ Lawrence W. Jacobs
                                                    --------------------------
                                                    Lawrence W. Jacobs
                                                    Vice President and
                                                    Chief Financial Officer




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                                  EXHIBIT INDEX


         EXHIBIT NO.                        DESCRIPTION
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            99.1                RTI press release issued March 31, 2005.